ADMINISTRATIVE PROCEEDING
                                                       FILE NO. 3-10199

                            UNITED STATES OF AMERICA
                                   before the
                       SECURITIES AND EXCHANGE COMMISSION
                                  May 5, 2000

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     In the Matter of the Application of
              BURST.COM, INC
      For Review of Action Taken by the
NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.
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ORDER GRANTING INTERIM STAY


         Today, the Commission received a request for an interim stay filed on behalf of Burst.Com, Inc. Burst.Com currently is quoted on the OTC Bulletin Board. According to Burst.Com, the National Association of Securities Dealers, Inc. ("NASD") has informed Burst.Com that it will be removed from the OTC Bulletin Board at the start of business on May 8, 2000. We understand that the NASD has determined that Burst.Com's securities are no longer eligible for quotation under NASD Rule 6530, the "Eligibility Rule."

         Burst.Com states that, on November 12, 1999, it filed with the Commission a registration statement on Form 10. That registration statement became effective on January 11, 2000. The NASD reported on its web site that Burst.Com had complied with the requirements of Rule 6530. According to Burst.Com, three months later, the NASD "designated the Company for delisting by appending an "E" to Burst.Com's trading symbol. Counsel

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represents that the NASD staff initially informed the company that Burst.Com was ineligible because it had failed to file an annual report on Form 10-K for the 1999 fiscal year. Counsel responded that, because the company had become registered in January 2000, it was not required to file a Form 10-K until March 2001.

         According to Burst.Com, the NASD staff subsequently informed the company that Burst.Com was not eligible for quotation on the OTC Bulletin Board because its Form 10 had not cleared the Commission staff comment process. Burst.Com responded that the text of Rule 6530 1/ requires only that issuers be required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934 and that those reports be current. 2/ The NASD responded that the release approving Rule 6530 required that the Form 10 clear comments. While NASD staff agreed that the

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1/   Rule 6530 states, in pertinent part:

     A member shall be permitted to quote the following categories of securities in the Service:

         (A) any domestic equity security that satisfies the requirements of paragraph (10 and either subparagraph (2) or (3) or (4) below:

               (1)  the  security  is not  listed  on The  Nasdaq  Stock  Market
               ("Nasdaq") or a registered national securities exchange ........

               (2) the  issuer  of the  security  is  required  to file  reports pursuant to Section 13 or 15(d) of the Act .......

2/ Burst.Com represents that its quarterly report on Form 10-Q in due in mid-May 2000.

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company's situation was unique, NASD staff stated that its previous inclusion on the OTC Bulletin Board was in error. The staff further stated that "there are no NASD procedures for an issuer to request review of an Eligibility Determination" under Rule 6530. 3/ Burst.Com notes that the Commission recently determined to grant a stay in Intelispan, Inc., Securities Exchange Act Rel. No. 4273 (May 1,
2000).

         The NASD has not had sufficient opportunity to brief adequately the merits of a stay before the Commission. Under the circumstances, we deem it appropriate to grant an interim stay, which will preserve the status quo ante, to permit the parties additional time to brief the issues presented and to allow the Commission to make its decision on the request for a stay.

         Accordingly, IT IS ORDERED that the request of Burst.Com, Inc. for an interim stay of the NASD's action to deny continuance of the quotation of Burst.Com, Inc. securities on the OTC Bulletin Board be, and it hereby is, granted; and it is further

         ORDERED that the National Association of Securities Dealers, Inc. be, and it hereby is, directed to submit any response to



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3/   Letter to Neil R. Bardack from Arnold R. Golub, dated May 2, 2000.


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Burst.Com,  Inc.'s request no later than the close of business May 11, 2000; and
it is further

         ORDERED  that  this  interim  stay  shall  remain  in  effect   pending
Commission action on that request.

         By the Commission.


                                        Jonathan G. Katz
                                           Secretary


                                        /s/ Margaret H. McFarland

                                        By: Margaret H. McFarland
                                            Deputy Secretary